Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT (this “Agreement”) is effective as of September 30, 2011 (the “Effective Date”) by and between Biotest Pharmaceuticals Corporation, a Delaware corporation (“BPC”), having its principal place of business at 5800 Park of Commerce Boulevard NW, Boca Raton, Florida 33487, and Sanofi Pasteur S.A., a company existing and organized under the laws of France (“Sanofi Pasteur”), having its registered head office at 2, avenue Pont Pasteur, 69007, Lyon, France.

Whereas, a Manufacturing Agreement was entered into between Sanofi Pasteur and Nabi Biopharmaceuticals, with an effective date of April 7, 2006, which was subsequently amended on March 9, 2007, for the production of Rabies Fraction II Paste for Sanofi Pasteur from human plasma containing rabies antibodies (the “Nabi Agreement”), and

Whereas, the Nabi Agreement was subsequently assigned to BPC on December 4, 2007; and

Whereas, the Nabi Agreement expired on April 7, 2011; and

Whereas, the parties have entered into a related agreement wherein BPC will provide Sanofi Pasteur with hyperimmune rabies plasma (the “Plasma Supply Agreement”).

Now therefore, in consideration of the respective covenants, agreements, representations, and warranties contained herein, the parties hereto agree as follows:

Article 1.    DEFINITIONS

1.1       “Act” means the Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 321 et seq.), and the regulations promulgated thereunder.

1.2       “Affiliate” means any Person that controls, is controlled by, or is under common control with a party hereto.

1.3       “AFSSAPS” means the French health products safety agency or any successor entity thereto.

1.4       “Agreement” shall have the meaning set forth in the preamble.

1.5       “Batch” means a specific quantity of Product (manufactured from approximately [***] liters of source plasma) that is intended to be of uniform character and quality, processed in accordance with the Specifications, manufacturing process and cGMP, and is produced during the same cycle of manufacture as defined by the applicable Batch record.

1.6       “BPC Transition Period” means the period of time from the Effective Date of this Agreement until [***] post BPC 2012 plant shut down and until such time as BPC has received all necessary BPC regulatory approvals, all of which shall be completed in a timely manner.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.7       “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions located in New York, New York are permitted or required by law, executive order, or governmental decree to remain closed.

1.8       “cGMP” means current Good Manufacturing Practice regulations promulgated by the FDA, as amended (21 C.F.R. Parts 210-211 and 600), and the EMA.

1.9       “Confidential Information” shall have the meaning set forth in Section 5.1.

1.10     “Effective Date” shall have the meaning set forth in the preamble.

1.11     “EMA” means the European Medicines Agency, a decentralized agency of the European Union (“EU”) responsible for evaluation of pharmaceutical products intended for use in the EU.

1.12     “Executed Batch Record” means an executed batch record for a Batch of Product, including a certificate of analysis and any associated deviations or investigation reports.

1.13     “Facility” means BPC’s Boca Raton, FL facility.

1.14     “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.15     “Firm Purchase Commitment” shall have the meaning set forth in Section 2.3.

1.16     “Full Volume Target” shall mean the manufacture of the Product from up to [***] liters of Source Plasma annually.

1.17     “Health Canada” shall mean a department of the government of Canada with responsibility for national public health or any successor entity thereto.

1.18     “Indemnitee” shall have the meaning set forth in Section 6.3.

1.19     “Indemnitor” shall have the meaning set forth in Section 6.3.

1.20     “Annual Forecast” shall have the meaning set forth in Section 2.2.

1.21     “PEI (Germany)” shall mean the Paul-Ehrlich-Institut, an agency of the German Federal Ministry of Health or any successor entity thereto.

1.22     “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

1.23     “Product Price” shall have the meaning set forth in Section 3.1.

1.24    “Product” means purified Rabies Fraction II Paste manufactured from human plasma containing rabies antibodies. For avoidance of doubt, Product does not include any other fractions or by-products.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.25     “Source Plasma” means the human anti-rabies plasma supplied by Sanofi Pasteur to BPC under the terms of this Agreement pursuant to the terms of a separate source plasma supply agreement between the parties or otherwise provided from external sources.

1.26     “Specifications” means the specifications for the Product set forth on Exhibit A attached hereto. Exhibit A may be amended from time to time upon the written agreement of BPC and Sanofi Pasteur.

1.27     “Sanofi Transition Period” means the period during all conformance batches, all regulatory approvals and transfer of manufacturing responsibility to BPC for all manufacturing of Product are completed, all of which shall be completed in a timely manner.

Article 2.    SUPPLY OF PRODUCT

2.1       Supply of Product.

(a) Subject to the provisions of this Agreement, Sanofi Pasteur shall purchase exclusively from BPC, Sanofi Pasteur’s worldwide requirements of the Product.

(b) In accordance with the Annual Forecast requirements as set forth in Section 2.2 of the Agreement, and subject to Section 2.1 (c), BPC shall manufacture the Product from up to [***] liters of Source Plasma annually (the “Full Volume Target”). BPC understands that after both Sanofi and BPC Transition Periods, BPC will be Sanofi Pasteur’s sole manufacturing source for manufacture of the Product.

(c) After both Sanofi and BPC Transition Periods, BPC will agree to use [***] to manufacture the Product, from up to [***] liters of Source Plasma annually, to be equally distributed based on availability of Source Plasma, through the course of the year. For purpose of clarity, in the event BPC temporarily shuts down its plant for maintenance or upgrades after the BPC Transition Period, BPC shall make all the necessary arrangements to reasonably accommodate Sanofi Pasteur’s volume needs in accordance with the Firm Purchase Commitment as described in Section 2.3. BPC will agree to use [***] for all manufacturing requested above [***] liters of Source Plasma annually based on BPC’s available capacity and ability to accommodate such additional volumes.

(d) All Product supplied to Sanofi Pasteur shall be packaged and labeled as defined by Sanofi Pasteur and shall be shipped in accordance with Sanofi Pasteur’s purchase orders therefore. Except to the extent the parties may otherwise agree with respect to a particular shipment, the Product shall be ordered by Sanofi Pasteur pursuant to annual written Sanofi Pasteur purchase orders, which shall be sent to BPC on or before [***] of each year during the term of this Agreement. It is understood between the parties that such annual purchase order shall be fully consistent with the discussions the parties shall hold pursuant to Section 2.2. BPC shall supply the Product resulting from processing of approximately [***] liters per Batch, as specified in the annual purchase order, of Source Plasma supplied by Sanofi Pasteur and shall deliver such Product to Sanofi Pasteur within [***] of the delivery dates specified in such purchase order.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e) During the BPC Transition Period and the Sanofi Transition Period, Sanofi Pasteur and BPC will mutually agree on the number of Batches of Product to be manufactured by BPC. The parties will meet to discuss in good faith and agree on the timely completion of such transfer. As part of the FDA and, AFSSAPS or EMA approval processes, BPC will manufacture [***] conformance batches as ordered by Sanofi Pasteur under the terms and conditions of this Agreement.

(f) After the BPC Transition Period and the Sanofi Transition Period, Sanofi Pasteur shall purchase a minimum of [***] Batches during a calendar year if and when (i) Sanofi Pasteur is authorized by the FDA, the AFSSAPS, PEI (Germany) and Health Canada to market any product manufactured from the Product; and (ii) the parties will have agreed in writing on the quality agreement and on the Quantity Range as defined in Section 3.1 below. The minimum purchase requirement of [***] Batches is conditional on BPC supplying Source Plasma in sufficient quantities and at sufficient rabies antibody levels that such Batches would be useable for further production of Sanofi Pasteur’s final rabies hyperimmune plasma product. However, such obligation to purchase a minimum of [***] Batches in a calendar year shall not apply to the Sanofi Transition Period and BPC Transition Period.

2.2       Annual Forecast. The parties agree that after the BPC Transition Period and Sanofi Transition Period:

(a) Sanofi Pasteur shall provide BPC with a preliminary estimate of the yearly production volume for the following year no later than [***] of each calendar year. Sanofi Pasteur shall provide a final yearly production volume forecast for the following year, no later than [***] of each calendar year, provided BPC supplies Sanofi Pasteur with its forecasted immunization programs and volumes, and estimated Source Plasma delivery dates in accordance with the Plasma Supply Agreement.

2.3       Firm Purchase Commitment. Based on a good faith negotiation and the estimated Source Plasma delivery dates as set forth in Section 2.2, between the parties with respect to the Annual Forecast of quantities of Product, Sanofi Pasteur shall, on or before [***] of each year during the term of this Agreement, provide BPC with a binding purchase order (the “Firm Purchase Commitment”) for Product to be purchased the following calendar year, with an estimated quarterly volume breakdown and Product delivery dates. BPC shall confirm its agreement with the Firm Purchase Commitment in writing within [***] Business Days of the receipt of the Sanofi Pasteur purchase order. This Firm Purchase Commitment shall be binding on the parties.

2.4       Final Quarterly Commitment.

(a) The final quarterly quantities and Product delivery dates (the “Final Quarterly Commitment”) shall be requested by Sanofi Pasteur in writing, on a quarterly basis, as follows:

(i)	by [***] of each calendar year for the [***] Quarter of the next year;

(ii)	by [***] of each calendar year for the [***] Quarter of the same year;

(iii)	by [***] of each calendar year for the [***] Quarter of the same year; and

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)	by [***] of each calendar year for the [***] Quarter of the same year.

(b) The parties further agree that the Final Quarterly Commitment requested by Sanofi Pasteur shall be automatically binding on the parties, provided such quantities and Source Plasma and Product delivery dates are the same as described in the Firm Purchase Commitment. If the Final Quarterly Commitment differs in any material respect from the Firm Purchase Commitment, BPC shall approve and confirm in writing, within [***] Business Days of the receipt of the Sanofi Pasteur‘s Final Quarterly Commitment based on BPC’s ability to accommodate such changes in its manufacturing schedule. Additionally, such obligation is contingent on Sanofi Pasteur receiving the agreed upon production of Source Plasma from BPC under the Plasma Supply Agreement.

(c) In the event that Sanofi Pasteur fails to purchase any quantity stated in the Finn Purchase Commitment during any calendar year, then, at the end of such calendar year, BPC shall invoice Sanofi Pasteur and Sanofi Pasteur shall be obligated to pay BPC the difference between cancelled order(s) and Batches committed to via the Firm Purchase Commitment, provided however that the foregoing will not apply to the extent that:

(i)	the parties agree differently in writing;

(ii)	Sanofi Pasteur is not able to provide Source Plasma that BPC was committed to supply; or

(iii)	the number of Batches actually purchased by Sanofi Pasteur in a calendar year is at least [***] Batches and no more than [***] Batches less than the Firm Purchase Commitment. (For example, if the Firm Purchase Commitment in a calendar year is for [***] Batches, the minimum number of Batches allowable, without penalty, will be [***] Batches.

(d) The parties agree to discuss, in good faith, reasonable delays in the delivery schedule contained in the Final Quarterly Commitment if Sanofi Pasteur is not able to obtain Source Plasma from third parties for reasons beyond the control of Sanofi Pasteur.

(e) In the event that BPC does not deliver the Product as required under the Final Quarterly Commitment within [***] days of the agreed Product delivery date and there was no prior agreement to the delay between the parties provided in writing and signed by authorized representatives:

(i)	A discount of [***] percent ([***]%) will be applied for such Batch(es) if delivery is [***] late;

(ii)	A discount of [***] percent ([***] %) will be applied for such Batch(es) if the delivery is [***] late; and

(iii)	A discount of [***] percent ([***] %) will be applied for such Batch(es) if the delivery is [***] or more [***] late.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.5       Materials/Lead Times.

(a) With the exception of Source Plasma, under this Agreement, BPC shall supply all raw materials for the manufacture of the Product in compliance with legal and regulatory requirements applicable to the manufacture of the Product.

(b) Sanofi Pasteur shall supply the Source Plasma to BPC for each purchase order for Products in accordance with the agreed upon delivery dates as specified in the purchase order.

2.6       Acceptance; Right to Reject. Before release of any Product, BPC shall deliver to Sanofi Pasteur the Executed Batch Record for such Product. Within [***] Business Days after receipt of such Executed Batch Record, (i) Sanofi Pasteur shall have the right to reject the delivery of any Product if the Executed Batch Record is not satisfactory to Sanofi Pasteur; or (ii) Sanofi Pasteur shall approve the Executed Batch Record and authorize release and delivery of such Product if the Executed Batch Record is satisfactory to Sanofi Pasteur. Within [***] Business Days after receipt of Product, Sanofi Pasteur shall have the right to inspect each Batch of Product delivered, and Sanofi Pasteur shall have the right to reject as “non-conforming” the delivery of any Product in whole or in part which is: (a) not in compliance with packaging and labeling as set forth in the Specifications, or a deviation not detected by the previous examination of the Batch Record; or (b) not manufactured in accordance with cGMP, applicable FDA, AFSSAPS, PEI (Germany), and Health Canada regulations. Any Product not so rejected within said [***] Business Day period shall be deemed accepted. For the sake of clarity, Sanofi Pasteur may at any time exercise the rights Sanofi Pasteur has under this Agreement, including but not limited to the rights Sanofi Pasteur has under Article 6 (Indemnification) hereof. In the event BPC has a reasonable basis to dispute any Product rejection by Sanofi Pasteur, BPC shall give Sanofi Pasteur prompt written notice of such dispute; and if it relates to non-compliance with the Specifications, samples of the Product in question shall be submitted promptly to an independent testing laboratory, mutually agreed to by both parties or selected by an independent third party agreed to by both parties, for a retest of the results. Such retest shall be binding on the parties and the party found to be in error shall pay all retesting costs.

2.7       Remedies for Non-Conforming Product. In the event that BPC agrees that any Product rejected by Sanofi Pasteur is non-conforming as a result of the default, error, gross negligence or willful misconduct of BPC or the independent testing laboratory referred to in Section 2.6 determines that the Product is non-conforming because of non-compliance with the Specifications as a result of the default, error, gross negligence or willful misconduct solely of BPC, Sanofi Pasteur shall not be responsible for the costs associated with the processing of such Batch and BPC shall manufacture [***] Batches at no cost for Sanofi Pasteur. If a Batch of Product fails to meet Product Specifications due solely to Sanofi Pasteur’s default, error, negligence or willful misconduct, Sanofi Pasteur will be responsible for the costs associated with the processing of such Batch. If a Batch of Product fails to meet Product Specifications [***], the parties [***] such Batch and the [***] the Source Plasma [***] Batch [***] as they mutually agree, or if they cannot agree they the parties [***].

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.8       Modifications; Improvements; Intellectual Property.

(a) BPC shall not modify, reformulate or alter the Product without the consent of Sanofi Pasteur, which shall not be unreasonably withheld.

(b) Any improvement to the manufacturing process for the Product developed or implemented by BPC during the term of this Agreement shall be the sole property of BPC. However BPC shall not implement such improvement without the prior consent of Sanofi Pasteur, which shall not be unreasonably withheld.

(c) Improvements and modifications described in Section 2.8(b) shall constitute Confidential Information of BPC.

2.9       Regulatory Compliance. Sanofi Pasteur shall be responsible for compliance with legal and regulatory requirements applicable to the manufacture, packaging, marketing, sale, distribution, and export of the Product under its control. BPC shall be responsible for compliance with legal and regulatory requirements applicable to the Facility and for manufacture of the Product. Each party shall notify the other within a reasonable amount of time (such time not to exceed [***]) after any regulatory contact or correspondence with respect to the safety and/or manufacturing conditions for the Product and shall cooperate fully with one another in the handling of such matter. Each party shall keep the other regularly informed as to regulatory developments relating to this Agreement or to the Product of which it becomes aware and which may have some impact on the manufacturing of the Product and/or on the implementation of this Agreement.

2.10     Product Complaints. Sanofi Pasteur shall be responsible, with reasonable assistance provided by BPC as necessary, for handling and responding to all complaints, medical complaints, and adverse drug experience reports related to the Product.

2.11     Storage and Delivery. BPC shall not be required to store any Product for more than [***] after Sanofi Pasteur’s receipt of the import permit from the AFSSAPS with respect to such Product. BPC may assess reasonable storage charges for any Product stored for longer than [***]. After this [***] period, the parties agree that all risk of loss of or damage to the Product shall pass on to Sanofi Pasteur. For the avoidance of doubt, BPC will remain responsible for any Product that is destroyed or fails to meet the agreed specifications to the extent such destruction or non-conformance is attributable, in whole or in part, to the negligence of BPC or the failure by BPC to store product in strict conformity with cGMP guidelines and the conditions agreed by the parties for storage of Product.

2.12     Product Recalls. Sanofi Pasteur shall be responsible, with reasonable cooperation from BPC, in the event of any Product recall. It is agreed that only Sanofi Pasteur may administer the recall of the Product once the Product has been processed by Sanofi Pasteur. In addition, BPC and Sanofi Pasteur shall maintain appropriate records to administer a Product recall and BPC shall provide any information which Sanofi Pasteur shall reasonably request in order to administer a recall. The shipping, handling and other direct costs associated with any such Product recall shall be apportioned between the parties as follows:

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) In the event that any product recall is caused solely by a breach by BPC of any warranty set forth in Section 4.2, then BPC shall bear the costs incurred in connection with such recall and shall reimburse Sanofi Pasteur for any of such costs incurred by Sanofi Pasteur as a result of Sanofi Pasteur’s conducting such recall, provided that in no event shall BPC’s liability for such costs exceed the amount of the Product Price paid for the Products that are the subject of the Product recall; and

(b) In the event that any product recall is caused by any other reason, then Sanofi Pasteur shall bear the costs incurred in connection with such recall and shall reimburse BPC for any of such costs incurred by BPC as a result of BPC’s assisting Sanofi Pasteur in connection with such recall.

2.13     Title and Risk of Loss. Except as otherwise provided in Section 2.11, title to and risk of loss for each shipment of Product shall pass to Sanofi Pasteur upon delivery to the carrier at the Facility. [***]. All delivery terms shall be [***] the Facility.

2.14     Quality Agreement. Within [***] of the execution of this Agreement, or any other time limit agreed to by the parties, the respective quality representatives of the parties shall meet and negotiate in good faith a quality agreement, to be signed by authorized representatives of each party. Such quality agreement shall be incorporated within and constitute a part of this Agreement. In the event that there is any conflict between the terms of this Agreement and the quality agreement, then the terms of this Agreement shall be controlling.

2.15     Communications. The parties shall establish a Steering Committee. Such “Steering Committee” shall be comprised of 2 to 3 senior executives from each party and shall meet on a quarterly basis. In addition to the Steering Committee, BPC and Sanofi Pasteur shall appoint project leaders (“Project Leaders”) for the implementation and execution of this Agreement. Such Project Leaders will interact on an as-needed basis; the frequency, location and format of such meetings and reports shall be mutually determined by the Project Leaders.

Article 3.    PAYMENTS

3.1       Product Price. The price at which BPC shall sell the Product to Sanofi Pasteur and at which Sanofi Pasteur shall purchase the Product from BPC (the “Product Price”) for 2011:

Batches [***] in a calendar year - $[***] USD;

Batches [***] in a calendar year - $[***] USD;

Batches [***] in a calendar year - $[***] USD; and

Batches [***] in a calendar year - $[***] USD.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Except as pursuant to this Section 3.1 and Section 3.2, [***]. After production of at least [***] conformance batches but before production of any commercial batches of the Product, the parties will agree, in writing, on the quantity, within a range, of proteins to be included in the Product based on the protein values observed during production of the conformance batches (the “Quantity Range”). The Product Price for Batches of Product delivered which contain less than the low end of the Quantity Range of proteins will be decreased proportionally to the amount by which the quantity of proteins in the Product delivered is less than the low end of the Quantity Range. In the event that the Product delivered contain more than the high end of the Quantity Range, the parties agree that the Product Price will remain unchanged. A Quantity Range will not be in effect for production of the conformance batches.

3.2       Annual Increase. Beginning January 1, 2012, the Product Price shall be adjusted as of January 1 of each calendar year hereunder (the “New Price Year”) as follows:

(a) The average annual percentage change in the United States Consumer Price Index for pharmaceutical preparation manufacturing PCU325412325412 published by the U.S. Department of Labor, Bureau of Labor Statistics (reference the following web link: http://data.bls.gov/pdq/SurveyOutputServlet7series id=PCU325412325412) is calculated by [***] prior to [***] of the previous year. An example is provided below for illustrative purposes. In this case, the average annual percentage change is [***] percent ([***] %).

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Average Annual Percentage Change
2008									[***]	[***]	[***]	[***]
2009	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2010	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
% Change	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

(b) If the average annual percentage change is [***] percent ([***]%) or less, then the actual average annual percentage change is used to adjust the Product Price for the New Price Year.

(c) If the average annual percentage change is more than [***] percent ([***]%) and less than [***] percent ([***] %), then [***] percent ([***]%) will be used to adjust the Product Price for the New Price Year.

(d) If the average annual percentage change is [***] percent ([***]%) or greater, then [***] percent ([***]%) of the increase above [***] percent ([***]%) is added to [***] percent ([***]%). For example, if the average annual percentage change was [***] percent ([***]%) then a [***] percent ([***]%) increase would be used to adjust the Product Price for the New Price Year.

3.3       Taxes. The Product Price does not include sales, use, consumption, or excise taxes of any taxing authority, which may be applicable to the Product after the execution of this Agreement. The amount of such taxes, if any, may be added to the Product Price, in effect at the time of shipment and shall be separately itemized in the invoices submitted to Sanofi Pasteur by BPC pursuant to this Agreement.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.4       Invoicing. At the time of Sanofi Pasteur’s acceptance of each Executed Batch Record for Product hereunder, BPC shall invoice Sanofi Pasteur, and Sanofi Pasteur shall pay such invoice [***] days net after receipt of such invoice. All amounts not paid when due shall be subject to interest at the rate of [***] percent ([***]%) per month (or such other amount, as shall not exceed the maximum rate permitted by law). All payments due hereunder to BPC shall be sent to BPC at the times set forth herein by wire transfer to such accounts as BPC may designate to Sanofi Pasteur.

Invoices to Sanofi Pasteur shall be directed to: Sanofi Pasteur S.A. Accounting Department Accounts Payable 2, avenue Pont Pasteur 69367 Lyon, cedex 07 France Phone [***] Fax [***]

Inquiries and correspondence regarding invoices should be directed to:

Sanofi Pasteur S.A.

Accounting Department

Accounts Payable

2, avenue Pont Pasteur

69367 Lyon cedex 07

France

Phone [***]

Fax [***]

With copy to:

Responsable, des Achats Matieres Premieres

Sanofi Pasteur S.A.

Campus Merieux

1541, avenue Marcel Merieux

69280 Marcy l'Etoile

France

Phone [***]

Fax [***]

Wire transfer instructions will be provided to Sanofi Pasteur by BPC under separate notice.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5       Additional Services. At Sanofi Pasteur’s written request, BPC may provide preparation of supplemental batch records and specifications, validation work, and regulatory support at BPC’s rate of $[***] per hour, plus any necessary travel and out of pocket expenses, all to the extent reasonably documented. It is agreed that such additional services are not those services BPC shall provide to be able to supply to Sanofi Pasteur the Product under the terms of this Agreement. Services provided under the terms of this Agreement include preparation of the original Batch records plus up to [***] annual revision to the original Batch records, testing as described in the Batch records and Specifications, documentation of planned and unplanned deviations from the Batch records and Specifications, and documentation and investigation of out of Specification test results. During the BPC Transition Period and the Sanofi Transition Period, if more than [***] revision to the Batch records is required, such revisions shall be limited to minor changes and provided at no cost to Sanofi Pasteur.

3.6       Stability Studies. BPC shall provide stability studies to Sanofi Pasteur at BPC’s rate of $[***] per hour, all to the extent reasonably documented. Such stability studies shall be performed according to International Council on Harmonization (ICH) guidelines and the protocol provided by Sanofi Pasteur.

Article 4.    REPRESENTATIONS AND WARRANTIES

4.1       Organization and Authority of BPC. BPC represents and warrants to Sanofi Pasteur that BPC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.2       Warranties by BPC. BPC further represents and warrants to Sanofi Pasteur that all Product delivered to Sanofi Pasteur by BPC shall, upon delivery to Sanofi Pasteur’s carrier, (a) be in compliance with all manufacturing procedures, in-process controls, testing, Specifications, packaging, labeling, and storage conditions as set forth in the Specifications; and (b) be manufactured in accordance with cGMP, applicable FDA or AFSSAPS regulations, and any other applicable laws or regulations.

4.3       Compliance with Regulations/Etc. BPC further represents and warrants to Sanofi Pasteur that (a) the manufacture of the Product shall comply with regulatory requirements and applicable law, and that BPC will maintain all obligations with respect thereto; and (b) BPC will comply with applicable law and that it will keep Sanofi Pasteur fully informed of any development which would affect the Product.

4.4       Disclaimer by BPC. BPC expressly disclaims (a) any warranty that the Product (i) will be merchantable; or (ii) will be fit for any particular purpose; and (b) any other warranties with respect to the sale, distribution, or use of Product, express or implied, except as expressly stated in this Agreement.

4.5       Organization and Authority of Sanofi Pasteur. Sanofi Pasteur represents and warrants to BPC that Sanofi Pasteur is a corporation duly organized, validly existing, and in good standing under the laws of France and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.6       Compliance with Regulations/Etc. Sanofi Pasteur further represents and warrants to BPC that (a) the further processing, distribution, marketing, and sale of the Product or any product deriving from the Product shall comply with regulatory requirements and applicable law to the resulting product, and that Sanofi Pasteur will maintain all obligations with respect thereto; (b) Sanofi Pasteur will comply with applicable law and that it will keep BPC fully informed of any development which would affect BPC’s production of the Product hereunder; (c) Sanofi Pasteur will comply fully with all import laws and regulations as may be applicable to the import of Product to France; and (d) Source Plasma and any production processes provided or specified by Sanofi Pasteur will be suitable for the production of the Product.

Article 5.    COVENANTS

5.1       Confidential Information.

(a) It is recognized by the parties that during the term of this Agreement the parties may exchange Confidential Information (as hereinafter defined). BPC shall not disclose Confidential Information received from Sanofi Pasteur and shall not use Confidential Information disclosed to it by Sanofi Pasteur for BPC’s benefit (other than in the performance of its obligations hereunder) or for the benefit of any third person; provided, however, that BPC may disclose Confidential Information to its employees and third parties in the performance of its obligations hereunder if such third party agrees in writing to be bound by the confidentiality obligations set forth in this Agreement. Sanofi Pasteur shall not disclose Confidential Information received from BPC and shall not use Confidential Information disclosed to it by BPC for Sanofi Pasteur’s benefit (other than in the performance of its obligations hereunder) or for the benefit of any third person; provided, however, that Sanofi Pasteur may disclose Confidential Information to its employees and third parties in the performance of its obligations hereunder if such third party agrees in writing to be bound by the confidentiality obligations set forth in this Agreement. Each party agrees that Confidential Information provided to the other party shall only be shown to persons who have a need to see it in order for the party to carry out its obligations hereunder. Further, the party who receives Confidential Information from the other party shall be responsible for any unauthorized use or disclosure of such Confidential Information by its employees or third parties to whom it may disclose such Confidential Information. Upon termination or expiration of this Agreement, each party agrees to return all copies of Confidential Information to the party who provided it.

(b) For purposes of this Agreement, “Confidential Information” means any information of a sensitive or proprietary nature, including, without limitation, know-how, trade secrets, information, technology, inventions (whether patentable or unpatentable), materials, methods, formulas and formulations, processes, drawings, specifications, designs, test data, concepts, ideas, knowledge, data, marketing plans, business strategies, sales figures, sales forecasts, financial information, prices, costs, and business practices. Confidential Information shall include all information in connection with this Agreement disclosed in writing and identified as being “confidential” or disclosed orally and reduced to writing within thirty (30) days of oral disclosure and identified as being “confidential”, or any other information that by its nature or context is clearly confidential or proprietary, whether or not so identified, except any portion thereof which: (i) is known to the recipient before receipt thereof under this Agreement or another confidentiality agreement with the other party as documented by written records; (ii) is disclosed in good faith to the recipient after acceptance of this Agreement by a third person lawfully in possession of such information and not under an obligation of non-disclosure; (iii) is or becomes part of the public domain through no fault of the recipient; (iv) is independently developed by the recipient without use of the information; or (v) is disclosed by law or regulation or in response to a valid order of a court or other governmental body, but only to the extent of and for the purpose of such law, regulation or order, and only if the recipient first notifies the other party of the required disclosure and permits the other party, at its expense, to seek an appropriate legal remedy to maintain the Confidential Information in secret.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2       Trademarks.

(a) Each party hereby acknowledges that it does not have, and shall not acquire, any interest in any of the other party’s trademarks or trade names unless otherwise expressly agreed in writing by the parties.

(b) Each party agrees not to use any trade names or trademarks of the other party, except as specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use.

5.3       Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any provisions of this Article 5 by either party or its employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 5, without any requirement to post a bond.

5.4       Survival. The provisions of this Article 5 shall survive for a period of [***] years following expiration or termination of this Agreement for any reason.

Article 6.    INDEMNIFICATION

6.1       Indemnification by BPC. BPC agrees to defend, indemnify and hold Sanofi Pasteur, and its and their respective directors, officers, employees, and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys’ fees), and expenses resulting from or arising out of (a) any breach by BPC of this Agreement; (b) violations of any applicable law or regulation by BPC; or (c) claims by third parties for personal injury, illness, death, or property damage attributable to the manufacture of the Product by BPC; provided, however, that BPC shall have no indemnification obligations with regard to any matter arising out of the breach of this Agreement by Sanofi Pasteur or Sanofi Pasteur’s negligence or willful misconduct.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2       Indemnification by Sanofi Pasteur. Sanofi Pasteur agrees to defend, indemnify and hold BPC and its and their respective directors, officers, employees, and agents harmless against any and all claims, suits, losses, judgments, liabilities, damages, costs, fees (including but not limited to reasonable attorneys’ fees), and expenses resulting from or arising out of (a) any breach by Sanofi Pasteur of this Agreement; (b) violations of any applicable law or regulation by Sanofi Pasteur; or (c) claims by third parties for personal injury, illness, death, or property damage attributable to the marketing, sale, or distribution of the Product by Sanofi Pasteur; provided, however, that Sanofi Pasteur shall have no indemnification obligations with regard to any matter arising out of the breach of this Agreement by BPC or BPC’s negligence or willful misconduct.

6.3      Procedures. Any party (the “Indemnitee”) that intends to claim indemnification under this Article 6 shall promptly notify the other party (the “Indemnitor”) of any loss, claim, damage, liability, or action in respect of which the Indemnitee intends to claim such indemnification. In connection with any such claim that is a third party claim, the Indemnitor shall have the right to assume the defense thereof with counsel mutually satisfactory to the parties. The indemnity agreement in this Article 6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action shall not relieve the Indemnitor of any liability to the Indemnitee under this Article 6, except to the extent that the Indemnitor is prejudiced by such delay. The Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any loss, claim, damage, liability, or action covered by this Article 6. In the event that the Indemnitee claims indemnity from the Indemnitor and the Indemnitor is finally held liable to indemnify the Indemnitee, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnitee in establishing its claim for indemnity.

6.4       Insurance. Sanofi Pasteur and BPC shall each be required to maintain general and product liability insurance in an amount of at least [***] USD ($[***]); and each shall provide to the other, upon request, written certification of such coverage. Before commencing any work hereunder, the parties shall furnish certificates evidencing the insurance required by this Section 6.4.

6.5       Limitation of Liability. In no event shall either party be liable to the other party for incidental, indirect, special, and consequential or punitive damages, including without limitation any claim for damages based upon lost profits or lost business opportunity. Except for the obligations of indemnity as set forth in Section 6.1(c) with respect to claims by third parties for personal injury, illness or death ([***]) resulting from the manufacture of the Product by BPC, aggregate damages for which BPC shall be liable to Sanofi Pasteur hereunder, including without limitation [***] and/or [***], shall not exceed [***]. All claims by Sanofi Pasteur for breach or default under this Agreement shall be brought within [***] after the cause of action comes into existence or shall be deemed waived. Unless Section 2.7 applies, [***] and [***] hereby [***] against [***], and against any of their [***], for any [***] to the [***] to the extent that [***].

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Article 7.    TERM AND TERMINATION

7.1       Term. Subject to Section 7.2, the term of this Agreement shall be for a period of two (2) years from the date of termination of the Plasma Supply Agreement or such earlier time after the date of termination of the Plasma Supply Agreement when all remaining Source Plasma has been manufactured into Product as requested by Sanofi Pasteur. During such period, the requirement for Sanofi Pasteur to purchase a minimum of [***] Batches in a calendar year shall no longer apply.

7.2     Termination. This Agreement may be terminated by either party (a) by reason of a material breach if the breaching party fails to remedy such breach within [***] after the non-breaching party has given the breaching party written notice of such breach; (b) upon bankruptcy, insolvency, dissolution, or winding up of the other party; (c) if the other party is unable to fulfill its obligations hereunder for a period of [***] by reason of an event described in Section 8.2; or (d) upon [***] prior written notice by Sanofi Pasteur to BPC in the event that Sanofi Pasteur discontinues the manufacturing of the products manufactured from the Product.

7.3      Survival. The provisions of Articles 5 (Covenants), 6 (Indemnification), and 8 (General Provisions) shall survive the expiration or termination of this Agreement for any reason.

7.4       Effect of Termination or Expiration. Termination or expiration of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. Upon expiration or termination of this Agreement pursuant to Section 7.2, BPC shall supply and Sanofi Pasteur shall purchase the quantity of Batches of Product previously ordered by Sanofi Pasteur pursuant to written purchase orders, in accordance with the terms of this Agreement, but thereafter neither party shall be obligated to the other party to supply or purchase any additional quantities of Product hereunder.

Article 8.    GENERAL PROVISIONS

8.1       Facility Modifications.

(a) Sanofi Pasteur shall reimburse BPC for any material costs incurred as a result of process or facility modifications resulting from mandatory changes in the manufacturing of the Product. If the mandatory modifications are for the manufacturing of the Product only, and Sanofi Pasteur agrees to such modifications, Sanofi Pasteur will bear the total cost in the year the costs are incurred by BPC. If the mandatory modifications do not relate to the manufacturing of the Product and relate to the facility in general, Sanofi Pasteur shall bear no cost for such modifications. If the mandatory modifications applicable to the manufacturing of the Product are also applicable to other products manufactured by BPC, the costs will be divided and [***].

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Sanofi Pasteur may, from time to time, request BPC to make other changes in the BPC processes or to the Specifications, etc., including additional testing, which are not the result of changes in industry or regulatory standards. Sanofi Pasteur must submit requests for such changes in writing to BPC. BPC shall not unreasonably withhold its consent to any such changes. Any such Sanofi Pasteur requested change(s) which result in increased costs to BPC shall be reflected in adjusted pricing, to be mutually agreed upon in good faith.

(c) BPC has the obligation to promptly notify Sanofi Pasteur regarding any potential or proposed changes to the manufacturing process for the Product and any potential or proposed changes to the equipment and facilities that may impact the Product, including its regulatory status. The parties shall meet and discuss the potential impact of any changes to the Product and come to a mutual agreement on a plan to address the impact on the Product with sufficient time so as not to interrupt the continuous supply of Product prior to such changes being implemented.

8.2       Force Majeure. Neither party shall be held liable or responsible to the other party or be deemed to have defaulted under or be in breach of this Agreement for any delay or failure to perform any obligation under this Agreement (other than a failure to pay money) when such delay or failure to perform is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, flood, embargo, war, act of war (whether war is declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God, omission or delay in acting by any governmental authority or the other party; provided, however, that the affected party shall provide the other party with prompt written notice of any such delay or failure to perform and shall use commercially reasonable efforts to cure any such delay or failure to perform at the earliest practicable date.

8.3       Notices. All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and either (a) delivered by hand, (b) made by facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

If to BPC: [***] VP, Quality Operations Biotest Pharmaceuticals Corporation 5800 Park of Commerce Boulevard, N.W. Boca Raton, FL 33487 USA Fax: [***]
With a copy to: Legal Department Biotest Pharmaceuticals Corporation 5800 Park of Commerce Blvd. NW Boca Raton, FL 33487 USA Fax: 1-561-989-5517

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to Sanofi Pasteur: Project Leader- Manufacturing Agreement Sanofi Pasteur S.A. Campus Merieux 1541, avenue Marcel Merieux 69280 Marcy l'Etoile France Fax [***]
With a copy to both: QA Manager Campus Merieux 1541, avenue Marcel Merieux 69280 Marcy l'Etoile France
General Counsel Sanofi Pasteur S.A. 2, avenue Pont Pasteur 69007 Lyon France Fax [***]

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (b) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

8.4       Entire Agreement. This Agreement constitutes the entire agreement between BPC and Sanofi Pasteur with respect to the subject matter hereof. This Agreement supersedes any prior agreements or understandings between BPC and Sanofi Pasteur, whether written or oral, with respect to the subject matter hereof.

8.5       Waiver: Amendment. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision hereof. No supplement or modification of or amendment to this Agreement shall be binding unless agreed to and executed in writing by BPC and Sanofi Pasteur.

8.6       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, USA, without giving effect to the conflict of law principles thereof.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.7       Submission to Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by binding arbitration conducted in the English language in Washington D.C., USA, under the commercial arbitration rules of the International Chamber of Commerce, which shall administer the arbitration and act as appointing authority.

8.8       Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or enforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement nevertheless shall remain in full force and effect.

8.9       No Public Announcement. Neither BPC, nor Sanofi Pasteur shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

8.10     Expenses; Taxes. Except as otherwise provided herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to the performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accounting firm.

8.11     Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.12     Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.13     Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither party may assign this Agreement or any of its rights and obligations hereunder without the other party’s prior written consent, which may not be unreasonably withheld or delayed, except as hereinafter provided. With notice to the other party, either party may, without the other party's consent, assign this Agreement to its Affiliate. No such assignment shall relieve the assignor of its obligations and liabilities under this Agreement, all of which shall remain direct and primary in any event.

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.14     Relationship of the Parties. The relationship of the parties under this Agreement is that of independent contractors. Except as expressly provided in this Agreement, neither party shall hold itself out as an agent, legal representative, joint venture, or partner of the other party for any purpose whatsoever. Neither party is authorized to make any contract, warranty, or representation by or on behalf of the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Biotest Pharmaceutical Corporation By: /s/ Jordan Siegel Name: Jordan Siegel Title: Sr. VP, Finance & CFO Date: Sept. 30, 2011	Sanofi Pasteur S.A. By: /s/ Andre DuPont Name: Andre DuPont Title: Vice President Industrial Operations Europe Date: Sept. 30, 2011